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                                                                     EXHIBIT 5.4


           SCOTT WILSON ROSCOE POSTLE ASSOCIATES INC. www.rpacan.com

                                                            Suite 501
                                                            55 University Avenue
                                                            P.O. Box 55
                                                            Toronto, Ontario
                                                            M4J 2H7
                                                            Tel: (416) 947-0907
                                                            Fax: (416) 947-0395

June 26, 2006


VIA EDGAR

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

RE:  MIRAMAR MINING CORPORATION (THE "COMPANY")
     REGISTRATION STATEMENT ON FORM F-10 -- CONSENT OF EXPERT

In connection with the Company's registration statement on Form F-10, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended (the "Registration Statement"), I, William E. Roscoe, on behalf of Roscoe Postle Associates Inc. (Scott Wilson Roscoe Postle Associates Inc. "Scott Wilson RPA" since June 1,
2006), hereby consent to the use of Scott Wilson RPA's name in connection with references to Scott Wilson RPA's involvement in the preparation of resource estimates with respect to the Hope Bay Project (the "Technical Information"), and to references to the Technical Information, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference derived from the Technical Information in the Registration Statement.


Yours truly,

SCOTT WILSON ROSCOE POSTLE ASSOCIATES INC.


/s/ William E. Roscoe
--------------------------------------
Name: William E. Roscoe, Ph.D., P.Eng.
      President